Exhibit 99.1

Sutor Announces One-For-Five Reverse Stock Split

and Change of Trading Symbol

CHANGSHU, China, June 26, 2015 -- Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: SUTR), one of the leading China-based manufacturers and service providers for fine finished steel products used by a variety of downstream applications, today announced that it has filed a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes with the Nevada Secretary of State to effect a one-for-five (1-for-5) reverse stock split of the authorized and issued and outstanding shares of common stock, par value $0.001 per share, of the Company (“Common Stock”). The reverse stock split will be effective at the market opening on June 26, 2015, at which time the Company’s Common Stock will begin trading on the NASDAQ Capital Market on a split-adjusted basis. At the same time, the Company’s Common Stock will trade under the new symbol “TOR” and under a new CUSIP number 869362202.

The Company is implementing the reverse stock split to regain compliance with NASDAQ continued listing standards. Following the reverse stock split the Company will have approximately 8.5 million shares of Common Stock issued and outstanding, and each stockholder’s percentage ownership and proportional voting power in the Company will remain unchanged. In addition, the number of total authorized shares of Common Stock will be reduced to 100 million shares. The Company values maintaining a presence in the American capital markets. Based on the long-term interests of shareholders and in conjunction with Company’s business transformation and upgrading and its goal of enhanced brand recognition, the Company is implementing the reverse stock split and changing trading symbol.

For further information regarding the reverse stock split and trading symbol change, please refer to the Company’s Form 8-K to be filed with the Securities and Exchange Commission and available on the SEC website at http://www.sec.gov following effectiveness of the reverse stock split.

About Sutor Technology Group Ltd

Sutor is one of the leading China-based manufacturers and service providers for high-end fine finished steel products and welded steel pipes used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. The Company also provides fee-based steel processing services to customers, including industrial peers. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are “forward-looking statements” in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our expected financial performance, liquidity and strategic and operational plans, our future operating results, our expectations regarding the market for our products, our expectations regarding the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2014, and other risks mentioned in our other reports filed with the Securities Exchange Commission (“SEC”). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Investor Relations

Sutor Technology Group Limited

Tel: +86-512-5268-0988

Email: investor_relations@sutorcn.com